UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             ----------------------

                                October 26, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)



      Michigan                           001-32428                30-0030900
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01   Entry into a Material Definitive Agreement

     The Registrant entered into an employment agreement with Patrick G. Peplowski as of October 26, 2007 to be the Registrant's Executive Vice President of Sales and Marketing, the term of which is to begin on November 5, 2007. Mr. Peplowski's employment agreement provides for a term of 3 years unless notice of termination is given by either party pursuant to the terms of the agreement. Mr. Peplowski's annual base salary is $170,000 and he is eligible for bonuses at the discretion of the Board of Directors. Mr. Peplowski has been granted an option to purchase 100,000 shares of the Registrant's common stock, vesting in 3 equal annual installments at an exercise price of $.20. A copy of the employment agreement is filed with this report as Exhibit 10.1.

     The Agreement also provides for severance payments to be paid to Mr. Peplowski should the Agreement be terminated by the Company without cause (as defined in the agreement). On the triggering of the severance payment obligation, the Company will be responsible for paying Mr. Peplowski his regular base salary for the shorter of six months or the time remaining in the term of the agreement, following the occurrence of such event. In addition, the Company is required to pay Mr. Peplowski a pro rata portion of the amount, if any, he would have been entitled to receive for any bonus or profit sharing and will be responsible for benefit coverage for the shorter of six months or the time remaining in the term of the agreement.

         Mr. Peplowski, age 38, has since 1997 served in various capacities for Interlake Material Handling, Inc. ("Interlake"), a manufacturer of steel pallet racks, including most recently as Director of Sales since September 2005. Prior to holding this position, Mr. Peplowski's served Interlake as Manager-Indirect Sales, Manager-Distributor Development, and District Manager.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

     Exhibit No. Description
     10.1   Employment Agreement of Patrick G. Peplowski dated October 26, 2007
     99.1   Press release dated November 1, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TARPON INDUSTRIES, INC.

                                       Date: November 1, 2007

                                       By:  /s/ James W. Bradshaw
                                          ----------------------------
                                            James W. Bradshaw
                                            Chief Executive Officer